UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2009

TRANSATLANTIC PETROLEUM LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5910 N. Central Expressway, Suite 1755 Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 220-4323

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2009, DMLP, Ltd., Petroleum Exploration Mediterranean International Pty. Ltd. (“PEMI”), Talon Exploration, Ltd. and TransAtlantic Turkey, Ltd. (collectively, the “Borrowers”) entered into a three year, $250 million senior credit facility with Standard Bank Plc and BNP Paribas (Suisse) SA. Each of the Borrowers is a wholly owned subsidiary of TransAtlantic Petroleum Ltd. (the “Company”). The credit facility is guaranteed by the Company and each of Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Petroleum (USA) Corp. and TransAtlantic Worldwide, Ltd. (collectively, the “Guarantors”). The Company intends to use the credit facility to finance a portion of the development of its oil and gas properties in Turkey and for general corporate and working capital purposes.

The initial borrowing base under the credit facility is $30 million, subject to redetermination from time to time. Loans under the credit facility will accrue interest at a rate of three month LIBOR plus 6.25% per annum. In addition, the Company is required to pay (i) a commitment fee payable quarterly in arrears at a rate equal to 3.125% per annum of the unused and uncancelled portion of each lender’s commitment under the credit facility, (ii) on the date of issuance of any letter of credit, a fronting fee in an amount equal to 0.25% of the original maximum amount available to be drawn under such letter of credit and (iii) a per annum letter of credit fee for each letter of credit issued equal to the face amount of such letter of credit multiplied by (a) 1.0% for any letter of credit that is cash collateralized or backed by a standby letter of credit issued by a financial institution acceptable to Standard Bank Plc or (b) 6.25% for all other letters of credit.

The credit facility is secured by a pledge of (i) receivables payable under each Borrower’s hydrocarbon sales contracts; (ii) the Borrowers’ bank accounts which receive the payments due under Borrowers’ hydrocarbon sales contracts; (iii) the shares of each Borrower; and (iv) substantially all of the present and future assets of the Borrowers.

During a measurement period of the four most recently completed fiscal quarters occurring on or after March 31, 2010, the financial covenants under the credit facility require each of the Borrowers to maintain a:

•	ratio of total debt to EBITDAX of greater than 2.50 to 1.00;

•	ratio of EBITDAX (less non-discretionary capital expenditures) to interest expense of less than 4.00 to 1.00; and

•	ratio of current assets to current liabilities of not less than 1.10 to 1.00.

Pursuant to the terms of the credit facility, until amounts under the credit facility are repaid, each of the Borrowers shall not, and shall cause each of its subsidiaries not to, in each case subject to certain exceptions, incur indebtedness or create any liens, enter into any agreements that prohibit the ability of any Borrower or its subsidiaries to create any liens, enter into any merger, consolidation or amalgamation, liquidate or dissolve, dispose of any property or business, make certain payments or any investments, enter into any transactions with an affiliate, enter into a sale and leaseback arrangement, engage in business other than as an oil and gas exploration and production company or outside of Turkey or its jurisdiction of formation, change its organizational documents, fiscal periods or accounting principles, modify certain agreements, enter into any hedge agreement for speculative purposes or open or maintain new deposit, securities or commodity accounts.

An event of default under the credit facility includes, among other events, breach of certain covenants and obligations, cross-default to other indebtedness, bankruptcy or insolvency and the occurrence of a material adverse effect. In addition, the occurrence of a change of control is an event of default. A change of control is defined as the occurrence of any of the following: (i) the Company’s failure to own, of record and beneficially, all of the equity of the Borrowers or to exercise, directly or indirectly, day-to-day management and operational control of the Borrowers; (ii) the failure by the Borrowers to own or hold, directly or indirectly, all of the interests granted to Borrowers pursuant to certain hydrocarbon licenses designated in the credit facility agreement; or (iii) (a) N. Malone Mitchell, 3rd ceases for any reason to be the executive chairman of the Company’s board of directors at any time, (b) Mr. Mitchell and certain of his affiliates cease to own of record and beneficially at least 35% of the Company’s common shares; or (c) any person, group or company, excluding Mr. Mitchell and certain of his affiliates, shall become, or obtain rights to become, the beneficial owner of more than 35% of the Company’s outstanding common shares entitled to vote for members of the Company’s board of directors on a fully-diluted basis. Provided that, if Mr. Mitchell ceases to be executive chairman of the Company’s board of directors by reason of his death or disability, such event shall not constitute a matured event of default unless the Company has not appointed a successor reasonably acceptable to the lenders within 60 days of the occurrence of such event. If an event of default shall occur and be continuing, all loans under the credit facility will bear an additional interest rate of 2.0% per annum. In the case of an event of default upon bankruptcy or insolvency, all amounts payable under the credit facility become immediately due and payable. In the case of any other event of default, all amounts due under the credit facility may be accelerated by the lenders or the administrative agent. Borrowers have certain rights to cure an event of default arising from a violation of the interest coverage ratio or leverage ratio by obtaining cash equity or loans from the Company.

Pursuant to the credit facility, PEMI entered into hedge agreements with Standard Bank Plc and BNP Paribas, which provide commodity price support from the closing date until the date of the initial delivery to the technical agent of the independent reserves report in respect to the anticipated production volumes attributable to proved reserves at (i) 800 bbl/day for 2010, (ii) 700 bbl/day for 2011 and (iii) 600 bbl/day for 2012.

The foregoing description of the credit facility is qualified in its entirety by reference to the actual text of the credit agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registration.

The information included in Item 1.01 of this Current Report on Form 8-K is also incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Credit Agreement among DMLP, Ltd., Talon Exploration, Ltd., TransAtlantic Turkey, Ltd. and Petroleum Exploration Mediterranean International Pty. Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp., TransAtlantic Petroleum Ltd., as guarantors, the lenders party thereto from time to time, and Standard Bank PLC, as LC issuer, administrative agent, collateral agent and technical agent, dated as of December 21, 2009 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2009).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     December 28, 2009

TRANSATLANTIC PETROLEUM LTD.

By:	/S/ JEFFREY S. MECOM
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Credit Agreement among DMLP, Ltd., Talon Exploration, Ltd., TransAtlantic Turkey, Ltd. and Petroleum Exploration Mediterranean International Pty. Ltd., as borrowers, Incremental Petroleum (Selmo) Pty. Ltd., TransAtlantic Worldwide, Ltd., TransAtlantic Petroleum (USA) Corp., TransAtlantic Petroleum Ltd., as guarantors, the lenders party thereto from time to time, and Standard Bank PLC, as LC issuer, administrative agent, collateral agent and technical agent, dated as of December 21, 2009 (incorporated by reference to Exhibit 10.15 to the Company’s Registration Statement on Form S-1, filed with the SEC on December 23, 2009).